Exhibit 10.2

AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT, dated as of May 11, 2006, amends the Revolving Credit Agreement dated as of November 8, 2005, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of March 28, 2006 (as so amended, the “Credit Agreement”), between Centennial Bank Holdings, Inc., a Delaware corporation (the “Borrower”), and U.S. Bank National Association (the “Lender”).

RECITAL

The Borrower and the Lender desire to amend the Credit Agreement as provided below.

AGREEMENTS

In consideration of the promises and agreements contained in the Credit Agreement, as amended hereby, the Borrower and the Lender agree as follows:

1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Credit Agreement. Upon the execution and delivery of this Amendment No. 2 to Revolving Credit Agreement (“Amendment No. 2”) by the Borrower and the Lender, any reference to the Credit Agreement contained in the Credit Agreement, the Note, the Pledge Agreement or any other document relating thereto means the Credit Agreement as amended by this Amendment No. 2.

2. Amendments to Credit Agreement.

(a) Subsection 5.2(c) of the Credit Agreement is amended to read as follows:

(c) Certificates. Contemporaneously with the furnishing of a copy of each annual report and of each quarterly statement provided for in this Section, a certificate dated the date of such annual report or such quarterly statement and signed by either the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer of Borrower, to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing (i) a calculation of the loan loss reserve, on a consolidated basis and with respect to each Subsidiary Bank, and a description of the methodology employed in determining that such loan loss reserve is adequate and (ii) except in the case of the certificate dated the date of the annual report, a computation of, and showing compliance with, any financial ratio or restriction contained in this Agreement.

(b) Subsection 5.4(e) of the Credit Agreement is amended effective as of March 31, 2006 to read as follows:

(e) [Reserved].

3. Representations and Warranties; No Default.

(a) The execution and delivery of this Amendment No. 2 has been duly authorized by all necessary corporate action on the part of the Borrower and does not violate or result in a default under the Borrower’s Articles of Incorporation or By-Laws, any applicable law or governmental regulation or any material agreement to which the Borrower is a party or by which it is bound.

(b) The representations and warranties of the Borrower in the Credit Agreement, as amended hereby, are true and correct in all material respects and, after giving effect to the amendments contained herein, no Event of Default or Unmatured Event of Default exists.

4. Costs and Expenses. The Borrower agrees to pay to Lender all costs and expenses (including reasonable attorneys’ fees) paid or incurred by Lender in connection with the negotiation, execution and delivery of this Amendment No. 2.

5. Full Force and Effect. The Credit Agreement, as amended by Amendment No. 2, remains in full force and effect.

CENTENNIAL BANK HOLDINGS, INC.

BY	/s/ Paul Taylor
Paul Taylor, Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION

BY	/s/ Timothy P. Franzen
Timothy P. Franzen, Relationship Manager

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